Exhibit 10.8

EMPLOYEE STOCK PURCHASE PLAN

(As amended on November 4, 2002)

PURPOSE OF THE PLAN

The Employee Stock Purchase Plan of 1995 (“Plan”) is sponsored by UnumProvident Corporation (“Company”) to provide its employees an those of its subsidiaries and affiliates an opportunity to share in the ownership of the parent company, UnumProvident Corporation, by providing them with a convenient means for regular and systematic purchases of shares of the parent company’s Common Stock, $0.10 par value (“Stock”), at favorable prices and on favorable terms, and thus to develop a stronger incentive to work for continued success of the Company.

The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (“Code”). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors (“Committee”). Members of the Committee are non-employee directors who are elected by the stockholders. Members of the Committee serve without fixed terms and are appointed or removed by the Board. The Committee has the power to make, amend, and repeal rules and regulations for the interpretation and administration of the Plan.

The Company reserves the right for the Committee to amend, suspend, or discontinue the Plan. No amendments will be made without stockholder approval if such approval is required under any law or requirement of the stock exchange upon which the Stock is listed. Amendments to change the number of shares reserved for option under the Plan or to decrease the option price may only be made with stockholder approval.

STOCK SUBJECT TO PLAN; TERM OF PLAN; PRORATION OF SHARES

The total number of shares that may be optioned to all participants under the Plan may not exceed 1,460,000 shares. The shares are available for purchases under the Plan through December 31, 2004. Stock subject to the Plan may be unissued shares, reacquired shares or shares bought on the open market for purposes of the Plan. If the total number of shares to be purchased by all participants in any Option Period exceeds the number of shares set aside for the Plan, shares will be purchased only for the number of shares equal to a pro rata portion of the available number of shares. If this occurs, any remaining balance in a participant’s account will be returned to the participant. Whenever any change is made in Stock subject to the Plan or subject to deductions outstanding under the Plan (though merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), action will be taken by the Committee to adjust the number of shares subject to the Plan and the terms of options outstanding under the Plan.

ELIGIBILITY

All employees of the Company and their subsidiaries and affiliates are eligible to participate in the Plan except:

a)        Employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the parent company.

b)        Employees who customarily work less than 20 hours per week.

c)        Employees who customarily work 5 months or less per calendar year.

d)        Employees who are not currently receiving a regular payroll paycheck from the company.

PURCHASE PERIODS AND PURCHASE PRICE

In each calendar year there are four three-month “Purchase Periods” beginning January 1, April 1, July 1, and October 1. Options to purchase shares under the Plan will be granted by the Company at the beginning of each period and are nontransferable by the employee. Each Purchase Period will end on March 31, June 30, September 30 and December 31, respectively. Options granted at the beginning of each Purchase Period will be exercised at the end of such Purchase Period. Unless the participating employee withdraws from the Plan (see “WITHDRAWING FROM THE PLAN”), whole and fractional shares of Stock will automatically be purchased for such participating employee with the money withheld through payroll deductions during the period.

The purchase price per share is 85% of the fair market value of the stock on the beginning date of a Purchase Period or the ending date of a Purchase Period, whichever amount is lower. The fair market value of a share of stock shall be the official closing market price of the Stock on the New York Stock Exchange (NYSE). If the NYSE is closed, or if no sale of the Stock occurred on either of these dates, then the closing market price on the date preceding the beginning or ending of a Purchase Period on which there was a sale will apply.

The following examples illustrate how the purchase price is determined:

Example #1: Purchase Period January 1 – March 31

Closing price on January 1 - $25 ($25 x 85%) = $21.25

Closing price on March 31 - $27 ($27 x 85%) = $22.95

Since 85% of $25 is less than 85% of $27, the purchase price on March 31 would be $21.25.

Example #2: Purchase Period July 1 – September 30

Closing price on July 1 - $28 ($28 x 85%) = $23.80

Closing price on September 30 - $26 ($26 x 85%) = $22.10

Since 85% of $26 is less than 85% of $28, the purchase price on September 30 would be $22.10 per share.

ENROLLMENT

Participation in the Plan is voluntary. When an employee becomes eligible to participate in the Plan, such employee may enroll prior to the beginning of a Purchase Period by calling the brokerage firm. By enrolling in the Plan, the employee authorizes the Company to make after-tax payroll deductions from compensation (as defined in “PAYROLL DEDUCTION AMOUNTS”). Enrollment must be submitted prior to the first payroll period of the applicable Purchase Period. Any employee who does not enroll at the initial eligibility date, may, if eligible, enroll in the manner described above and begin participating at any later Purchase Period if eligible at that time.

PAYROLL DEDUCTION AMOUNTS

A participating employee may elect payroll deduction of any amount in each pay period but not less than $10 per pay period. The maximum amount per pay period is $885 except in the transition year 2000 when the maximum amount per pay period is $1,200. Compensation is defined, for purposes of the Plan, as the participant’s regular base wages, but excluding overtime, bonuses and any incentive pay.

CHANGES IN PAYROLL DEDUCTION

An employee may change payroll deduction amounts at any time while enrolled in the Plan, subject to the “Payroll Deduction Amounts” discussed above. However, any change in payroll deductions during a Purchase Period will not become effective until the first payroll deduction of the following Purchase Period. If any employee changes the deduction amount to $0, this is considered a withdrawal from the Plan. See “WITHDRAWAL FROM THE PLAN” for further details.

LUMPT SUM PURCHASE PAYMENTS

Lump sum purchase payments are not available.

MAXIMUM AMOUNT OF PURCHASE

The maximum amount of Stock a participating employee can purchase under this Plan is limited to $25,000 in Fair Market Value of Stock (determined at the time of option grant) for each calendar year. If a participating employee’s purchases reach this amount, such participating employee’s excess payroll deductions will be returned as soon as practicable.

STOCK ACCOUNT, RIGHTS OF A STOCKHOLDER AND DELIVERY OF SHARES

Payroll deductions on behalf of each participating employee will be used to purchase stock of the Company, with such stock purchased credited to an account maintained by a brokerage firm selected by the Committee.

Stock Account

Whole and fractional shares are automatically credited to a participating employee’s Stock account at the brokerage firm as soon as practicable after each Purchase Period ends. No interests in, and no further rights or obligations under, the Plan are created by crediting a participating employee’s Stock account.

Rights of a Stockholder

A participating employee will have the rights and privileges of a stockholder once the shares are credited to his/her account, subject to the six month restriction period discussed under “Holding Period and Delivery of Shares” below. Whole shares, but not fractional shares, can be voted. Dividends on shares purchased and maintained in a participating employee’s Stock account automatically will be reinvested in Stock under the terms and conditions for dividend reinvestment, unless the participating employee requests a dividend check from the brokerage firm. Shares purchased through dividend reinvestment are not offered under the Plan and are not purchased pursuant to, or at a price determined under, the Plan.

Holding Period and Delivery of Shares

Shares of Stock purchased pursuant to this Plan may not be transferred or disposed of for a period of six months following the date on which such shares are purchased, except in the event of Involuntary Termination, Death or Disability as discussed under “TERMINATION OF EMPLOYEMENT”.

WITHDRAWAL FROM THE PLAN

A participating employee may withdraw from the Plan at any time before, during or after a Purchase Period. If a withdrawal occurs for any reason, the participating employee’s interest in the Plan terminates. To voluntarily withdraw, a participating employee must notify the brokerage firm. If a participating employee becomes ineligible to participate in the Plan for any reason, the Company will automatically withdraw the employee from the Plan.

When a participating employee withdraws from the Plan, the Company will cease payroll deductions, and any payroll deductions that may have accumulated in the current quarter will be refunded as soon as practicable. Such participating employee may not participate in the Plan until the beginning of the Purchase Period following completion of one year from the date of withdrawal. For example, if a participating employee withdrew in March of a year, he/she would not be eligible to participate again until the Purchase Period beginning April 1 of the following.

If a participating employee elects a “hardship withdrawal” from a 401(k) plan, such employee may be ineligible to participate in the Employee Stock Purchase Plan to the extent required by section 401(k) of the Internal Revenue Code of 1986, as amended.

To resume participation after any type of withdrawal, an employee must notify the brokerage firm to re-enroll prior to the payroll period deadline of the applicable Purchase Period.

TERMINATION OF EMPLOYMENT

Other than Involuntary Termination, Death or Disability

If an employee leaves the company for any reason other than involuntary termination, death or disability, such employee’s participating will automatically end on the date of termination of employment and any payroll deductions that have accumulated will be refunded as soon as practicable. Shares in the participating employee’s Stock Account will continue to be subject to the six-month restriction period as discussed under “Holding Period and Delivery of Shares.”

Involuntary Termination, Death or Disability

If an employee is involuntarily terminated, dies or becomes disabled while participating in the Plan, such employee’s participation will automatically end on the date of termination of employment, death or disability, and any payroll deductions that have accumulated will be refunded as soon as practicable. In the event of a participating employee’s death, funds will be refunded to the names beneficiary of the payroll deduction account, or if a beneficiary has not been named, to such deceased employee’s estate. Shares in a Stock Account for employees mentioned in this section will not be subject to the six-month restriction period discussed under “Holding Period and Delivery of Shares.” For this Plan, involuntary termination is a termination whereby an employee is eligible for the Company’s Separation Pay Plan or Severance Pay Plan.

Tax Obligations

The following summary of the principal U.S. federal income tax consequences under current federal income tax laws relating to stock purchased under the Plan is not intended to be exhaustive and, among other things, does not describe state, local or international tax consequences. Tax consequences may vary depending on individual circumstances, and an employee should consult his or her tax advisor as to the consequences resulting from the grant, purchase and subsequent sale of Stock under all applicable law.

The Plan is intended to meet the requirements of an “employee stock purchase plan” (“ESPP”) within the meaning of section 423 of the Internal Revenue Code of 1986, as amended. Under federal income tax law presently in effect, an employee is not taxed by reason of the purchase of shares received under the Plan. Since deductions for purchase of shares are made after taxes are withheld from pay, an employee will have no future income tax obligation related to the Stock’s value until sale, exchange or other lifetime transfer of legal title (such as a gift) of one or more shares of Stock (“disposition”). If a sales, exchange or other lifetime transfer occurs, the federal income tax consequences will depend on whether the disposition occurs before or after the expiration of a period of at least one year after the ESPP Stock was purchased and two years after the beginning of the Purchase Period in which the stock was purchased (“Minimum Qualified Holding Period”).

If an employee holds ESPP Stock for the Minimum Qualified Holding Period or if the employee dies, then for the year in which the disposition or death occurs an employee must realize as ordinary income (and not as capital gain) an amount equal to the lesser of (1) the excess of the fair market value of such Stock at the date of the disposition or death over the amount paid for such Stock, or (2) the excess of the fair market value of such Stock at the beginning of the Purchase Period over the discounted price at the beginning of the Purchase Period. An amount equal to the amount realized as ordinary income is added to an employee’s basis of Stock purchased under this Plan for the purpose of determining the amount of any capital gain or loss resulting from the disposition. In the case of death, the basis of the stock in the hands of the estate or heir is the fair market value of the stock on the date of the decedent’s death or the alternate estate valuation date.

If an employee has not held Stock purchased under this Plan for the Minimum Qualified Holding Period, then for the year in which disposition occurs the employee must realize as ordinary taxable income an amount equal to the excess of the fair market value of such Stock at the date of purchase over the amount paid for such Stock. This amount may be subject to federal income tax withholding (which may be taken from the employee’s regular paycheck) and will be reported on the employee’s Form W-2 for the year the disposition occurs. An amount equal to the amount realized as ordinary income is added to an employee’s basis of such Stock for the purpose of determining the amount of any capital gain or loss resulting from the disposition.

The Company will not obtain any federal income tax deduction by reason of the discount the employee receives on the purchase of ESPP Stock, the disposition of such Stock after the end of the Minimum Qualified Holding Period, or the employee’s death. However, if there is a disposition of such Stock before the end of the Minimum Qualified Holding Period, the Company will be entitled to deduct, in the taxable year in which such disposition occurs, an amount equivalent to the ordinary taxable income an employee recognized.

GENERAL INFORMATION

This plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). However, UnumProvident is required by the Security and Exchange Commission rules and regulations to provide certain information. Participation in the plan is entirely voluntary and carries with it the risk of fluctuations in the value of the Stock. No recommendation is made by the Company as to whether or not employees should participate in the Plan.

All payroll deduction amounts received under the Plan will be included in the UnumProvident’s general funds and may be used for any business purpose. To the extent UnumProvident’s general funds may be subject to liens, such payroll deduction amounts may also be subject to liens. No interest will be paid or credited to an employee’s account. An employee may not voluntarily or involuntarily transfer or assign his/her rights under this plan.

Plan obligations cease once shares are credited to an employee’s Stock account. No interests in the Plan and no further rights or obligations under the Plan are created by crediting an employee’s Stock account.

The information in this document is intended to summarize the principal section of the Plan. This information is not intended to be complete and is qualified by reference to the Plan. An employee should also review the Plan and all materials identified as constituting part of the prospectus carefully before making any decisions to participate. These materials and information about the Plan may be obtained from your Human Resources office at the following address and phone number:

UnumProvident Corporation

2211 Congress Street

Portland, ME 04122

(207) 575-2211

Requirements Restricting Resale By Affiliates

Persons who are officers or directors of the company or who are otherwise deemed to be “affiliates” of the company within the meaning of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), may not sell shares of common stock of the company unless the sales are made within the limitations and subject to the conditions set forth in Rule 144 promulgated under the Securities Act. Participants in the Plan are advised to consult with counsel as to their status as an “affiliate” of the company.

Requirements For Certain Officers

An “officer” of the company as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is subject to the reporting requirements of Section 16 of the Exchange Act for acquisitions of stock pursuant to the Plan. Acquisitions pursuant to the Plan are exempt from the liability provisions which otherwise apply under Section 16(b) of the Exchange Act (“Section 16(b))”). Participants in the Plan who are subject to Section 16(a) and 16(b) are advised to consult with counsel if they have any questions regarding compliance with these Sections.